Exhibit 10.13

Fresh Harvest Products Inc.

DISTRIBUTION

AGREEMENT

THIS AGREEMENT, is made on this 8th day of March 2006, by and between Fresh Harvest Products, Inc. (the "Company'), an entity having a principal place of business at 3163 Kennedy Boulevard, Jersey City, New Jersey 07306 and Haichel Esther, (the "Distributor'), a Corporation duly organized and existing under the laws of the State of New York, having its principal place of business at 182 Franklin Avenue, Brooklyn, New Jersey. Hereinafter the Company and Distributor shall be know as the (“Party”) individually or (“Parties”) when referred to together.

RECITALS

WHEREAS, Distributor is engaged in the business of distributing foods and beverages providing and certain services that could potentially be beneficial to the Company, specifically, the ability to provide access and entrée to points of distribution and test markets, and,

WHEREAS, Company is desirous of enhancing the distribution and merchandising of its organic/natural consumer oriented products.

NOW THEREFORE; in consideration of the premises and mutual covenants and agreements herein contained, Distributor and Company, intending to be legally bound hereby, agreed as follows:

1.

DEFINITIONS

1.1

Product.     The term shall mean the organic health and wellness consumer product(s) and/or product lines (the “Product”) presently offered, being developed or proposed for future development by the Company. The specific product(s) or product lines contemplated by this Agreement are set forth in Exhibit "A" of this Agreement.

1.2

Information.     The term Information (the “Information”) shall mean all the technical and/or proprietary information necessary to develop, manufacture, market, control and offer for sale the Product including, but not limited to, working or consumable prototypes, formulations, plan-o-grams, artwork and layouts, ingredient specifications, vendor information, and suggested production quality control, QC procedures and troubleshooting methods as well as customer lists, marketing strategies and executions, distribution plans, promotions, images, advertising strategies and themes.

2.

DISTRIBUTION LICENSE

2.1

Grant of Distribution License.     Company hereby grants the Distributor the right to distribute, merchandize and sell the Products as per the markets cited in Exhibit “A” all in accordance with the terms and conditions set forth herein.

3.

WARRANTIES AND SUPPORT

3.1

Warranty and Limitations.     Company warrants that it is the owner of the Information and all intellectual property related thereto, free and clear of all liens and encumbrances and has full right to enter into this Agreement and perform its obligations hereunder. Company further warrants that the Product, when manufactured and/or developed according to the Information and covenants to keep the Product, and any intellectual property relating thereto free and clear of all liens and encumbrances. COMPANY MAKES NO WARRANTY, REPRESENTATION OR COVENANT, EXPRESSED OR IMPLIED, AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO, THE MERCHANTABILITY OF THE PRODUCT, THE FITNESS OF THE PRODUCT FOR ANY PARTICULAR PURPOSE, OR LATENT DEFECTS. EXCEPT AS PROVIDED HEREUNDER, THE DISTRIBUTOR ACCORDINGLY AGREES NOT TO ASSERT, AND NOT TO PERMIT ANY AFFILIATE OF THE DISTRIBUTOR TO ASSERT, ANY CLAIM WHATSOEVER AGAINST THE COMPANY OR ANY AFFILIATE OF COMPANY BASED THEREON. IN NO EVENT WILL COMPANY, OR ANY AFFILIATE OF COMPANY BE LIABLE TO THE DISTRIBUTOR, ANY AFFILIATE OF THE DISTRIBUTOR OR ANY PURCHASER OF THE PRODUCTS OFFERED BY THE COMPANY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES OR LOSS, OF ANY CLASSIFICATION, ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS.

3.2

Product Liability.     Company will hold Distributor harmless for any product liability suits and other litigations and will defend at its own cost any such suit and pay all litigation costs and awards.

4.

COMPENSATION AND PAYMENT TERMS

4.1

Remuneration.      Distributor agrees to pay the Company as per the attached price list, Exhibit B, which the Company reserves the right to adjust from time to time.

5.

OBLIGATIONS

5.1

Distributor and Company agree to fulfill the following obligations:

5.11

Confidentiality.     Distributor acknowledges the proprietary nature of the information concerning the Company’s products and agrees, for a period of three (3) years after the termination of this Agreement to maintain confidentiality concerning the Company's products and its business as related to the Product or any other related projects in progress by the Company.

5.12

Facilities.

Company agrees that Distributor's work related to Product and Information shall be performed at Distributor's offices.

5.13

Access to the Information.     The Parties shall make all the Information available to the other Party, or the Party’s agents, at the request of the requesting Party for the purposes of streamlining the distributing process, increasing and resolving quality control and service issues or for any other purpose necessary to allow either Party to increase efficacy, market penetration, sales volume, gross profit, net profit or overall Company profitability as these items relate to the Product(s) listed in Exhibit “A”.

6.

RELATIONSHIP OF PARTIES

6.1

Independent Contractor Status.     Nothing contained in this Agreement shall be construed to constitute either Party hereto as a partner, employee or agent of the other Party nor shall either Party hold itself out as such. Neither Party has any right or authority to incur, assume or create in writing or otherwise, any warranty, liability or other obligation of any kind, expressed or implied, in the name of or on behalf of the other Party, it being intended by both Parties that each shall remain an independent contractor responsible for its own actions.

7.

ASSIGNMENT

7.1

Assignment.     Either Party shall not assign, transfer or otherwise dispose of this Agreement in whole or in part, to any individual, firm or corporation, including but not limited to an affiliate or to a successor by merger, reorganization or the transfer of all or substantially all of the assets of either Party, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Either Party shall not assign, transfer or otherwise dispose of this Agreement, in whole or in part, to any individual, firm or corporation, without the prior written consent of the other Party.

8.

TERM OF AGREEMENT

8.1

Term.     This Agreement shall remain in effect for a period of one (1) year, after which this Agreement shall continue for successive periods of one (1) year, unless either Party shall give notice of its intent to not renew this Agreement no less than sixty (60) days prior to the end of the then current term.

9.

TERMINATION

9.1

Events of Termination.     Either Party may terminate this Agreement as follows:

(a)

Bankruptcy, etc.     Should either Party be subject to any of the following or similar proceedings, the Party not subject to these conditions has the right to terminate the Agreement if such proceedings are not vacated or terminated within thirty (30) days after their commencement or institution: (1) Bankruptcy or insolvency; (2) Appointment of a receiver; (3) Attachment or sequestration of any substantial part of their assets. It is the obligation of the Party subject to the above proceedings to notify the other Party by registered mail within ten (10) days of institution or commencement of the proceedings.

(b)

Default.     If one party commits a material breach of any of the terms or provisions of this Agreement and does not cure such breach within thirty (30) days after receipt of written notice given by the other Party; or

(c)

Licenses.     Immediately if either party is unable to obtain or renew any permit, or license or other governmental approval necessary to carry on the business contemplated under this Agreement.

9.2

Rights Upon Termination.     Upon termination of this Agreement but subject to the terms hereof, all further rights and obligations of the Parties shall cease, except as provided in Sections 3.1, 3.2, 5.11, 61, and 92 hereof and that the Parties shall not be relieved of (i) their respective obligations to pay any monies due or which become due as of or subsequent to the date of termination, and (ii) any other respective obligations under this Agreement which specifically survive or are to be performed after the date of termination.

10.

MISCELLANEOUS

10.1

Force Majeure.     If the performance of any obligation under this Agreement is prevented, restricted or interfered with by reason of war, revolution, civil commotion, acts of public enemies, blockade, embargo, strikes, any law, order, proclamation, regulation, ordinance, demand, or requirement having a legal effect of any government or any judicial authority or representative of any such government, or any other act whatsoever, whether similar or dissimilar to those refereed to in this Section 10.1, which is beyond the reasonable control of the Party affected, then the Party so affected shall upon giving prior notice to the other Party, be excused from such performance to the extent of such prevention, restriction, or interference, provided that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed.

10.2

Entire Agreement.     This Agreement constitutes the entire Agreement between the Parties hereto and supersedes all previous negotiations, agreements, and commitments with respect thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the Parties hereto.

10.3

Applicable Law.     Any claim or controversy relating in any way to this Agreement shall be governed and interpreted exclusively in accordance with the laws of the State of New Jersey.

10.4

Arbitration.     Any dispute relating to the interpretation or performance of the Agreement shall be resolved at the request of either party through binding arbitration. Arbitration shall be conducted in Hudson County, New Jersey, in accordance with then-existing rules of the American Arbitration Association. Judgment upon any award by the arbitrators may be entered by any state or federal court having jurisdiction. Company and Distributor intend that this Agreement to arbitrate be irrevocable.

10.5

Partial Illegality.     If any provision of this Agreement or the application thereof to any party or circumstances shall be declared void, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable in the extent permitted by applicable law. In such event, the parties shall use their best efforts to replace the invalid or unenforceable provisions by a provision that, to the extent permitted by applicable law, achieves the purpose intended under the invalid or unenforceable provision. Any deviation by either Party from the terms and provisions of this Agreement in order to comply with applicable laws, rules or regulations shall not be considered a breach of this Agreement.

106

Waiver of Compliance.     Any failure by any party hereto to enforce at any time any term or condition under this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement.

107

Notices.     All notices and other communication in connection with this Agreement shall be in writing and shall be sent to the respective parties at the addresses set forth in this Agreement, or to such other addresses as may be designated by the parties, in writing, from time to time by registered or certified air mail, postage prepaid, or by express courier service, service fee prepaid, or by telefax with a hard copy to follow via air mail or express carrier service shall be deemed complete upon receipt.

108

Counterparts.     This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

The Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

DISTRIBUTOR:

COMPANY:

/s/ Haichel Esther

/s/ Michael Friedman

BY: _________________________

BY: _______________________

TITLE: President

TITLE: President

DATE: March 8, 2006

DATE: March 8 2006

EXHIBIT A

Definition of the Product(s) and or Product Lines

Product:

Wings of Nature™ Health Bars

Wings of Nature™ Coffee Bars

Wings of Nature™ Coffee

Wings of Nature™ Tortilla Chips

Wings of Nature™ Salsa

Markets:

Duane Reade, Inc.

Rite Aid

Gristedes Supermarkets of New York

New York City – 5 boroughs - all Kosher stores & Mom & Pop stores

Time:

Distributor has six (6) months exclusivity to maintain account control by demonstrating the ability to consistently sell product(s) to such chains as noted above.  The six (6) months will begin when the Company has product available for sale.  Exclusivity is retained by Distributor past the initial six (6) months so long as Distributor is selling product(s) to such accounts as noted above, or to accounts added to this Exhibit A, as per this Agreement.

Product Support:

The Company will provide advertising, promotion, sampling, demo’s, end caps, and any other kind of product support that may be required by each chain, so long as it is within the Companies discretion and reasonable by industry standards.

Preference Accounts:

Preference for the below accounts will be given to Distributor upon the Companies determination that Distributor has demonstrated the ability to consistently sell products to the above chains which Distributor has all ready been given the Distribution Rights to.  The Company will give Distributor six (6) months on the date from which Distributor begins selling Fresh Harvest products to the above accounts.

Preference Accounts include:

CVS, Corp.

Brooks Pharmacy, Inc.

Costco Wholesale

Walgreens

EXHIBIT B

PRICE LIST